EXHIBIT 99.1
National Energy Group, Inc. Reports Fiscal 2006 Fourth Quarter and Annual Results
DALLAS, March 9, 2007 /PRNewswire-FirstCall/ — National Energy Group, Inc. (OTC Bulletin Board: NEGI) today announced results for the fourth quarter and year ended December 31, 2006.
Results of Operations
     The Company reported total revenues of $120.7 million for the three month period ended December 31, 2006 compared to $16.7 million for the three months ended December 31, 2005. Net income was $73.8 million for the three months ended December 31, 2006 compared to $10.9 million for the comparable period in 2005. For the year ended December 31, 2006, the Company reported total revenues of $176.8 million compared to total revenues of $59.0 million in 2005. The Company recognized net income of $103.5 million for the year ended December 31, 2006 compared to $25.3 million in 2005. 2006 results included a pre-tax gain of $112.2 million (approximately $79.7 million after tax) from the previously reported sale of the Company’s non-controlling membership interest in NEG Holding LLC, which occurred on November 21, 2006.
     In connection with the sale of its interest in NEG Holding LLC, the Company paid its debt obligations in full, terminated its management agreements with NEG Operating LLC, National Onshore LP and National Offshore LP and terminated the employment of the majority of its employees.
     Subsequent to November 21, 2006, the Company has no business operations and its principal asset consists of its cash balances (approximately $51.2 million as of February 15, 2007 following the payment of a one-time cash dividend of $3.31 per share, or $37.0 million in the aggregate). As a result, the Company’s historical financial information is not indicative of future results.
     The Company’s results of operations for the three month period and year ended December 31, 2006 are more fully described in the financial statements and the accompanying notes and other information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 6, 2007. Investors are urged to review the Form 10-K, including the risk factors applicable to the Company’s current operations and status as a shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.
The Company
     Subsequent to November 21, 2006, the Company is a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. The Company’s Board of Directors intends to consider the appropriate application of our remaining cash balances, including but not limited to the possible acquisition of producing oil and gas properties and related businesses and assets or the equity in another entity which owns such properties, businesses and assets. There can be no assurance that the Company’s Board of Directors will authorize any such transaction or, if so authorized, that it will successfully identify or complete the acquisition of appropriate assets or businesses.
Forward Looking Statements
     This press release includes “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “anticipate,” “expect,” “estimate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect or anticipate will or may occur in the future relating to the operations of National Energy Group, Inc., our business strategy and measures to implement our strategy, goals, plans, references to future success, references to intentions as to future matters and other such matters are forward-looking statements and include statements regarding the interest, belief or current expectations of our management, directors, or our officers regarding such matters. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risk factors (see Item 1A—Risk Factors included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange on March 6, 2007), the opportunities (or lack thereof) that may be presented to and pursued by us, competitive actions by other companies, changes in laws or regulations, and other factors, many of which are beyond our control. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements.